CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
of Sensor System Solutions, Inc. (f.k.a. Spectre Industries, Inc.)
45 Parker Avenue, Suite A
Irvine, CA 92618

We hereby consent to the inclusion by reference of our audit report dated April 22, 2004, which includes an emphasis paragraph relating to the Company's ability to continue as a going concern, of Spectre Industries, Inc. for the year ended December 31, 2003, and to all references to our firm included in this Registration Statement on Form S-8.

HJ Associates & Consultants, LLP
Salt Lake City, Utah
February 8, 2005